Exhibit 107
CALCULATION OF FILING FEE TABLE
Form F-4
(Form Type)

NewCleo Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Equity	Ordinary Shares	Rules 457(c) and 457(f)(1)	20,217,378(4)	$10.98(5)	$221,986,810.44(9)	0.00013810	$30,656.38
Fees to Be Paid	Equity	Warrants to purchase Ordinary Shares	Rules 457(c) and 457(f)(1)	10,062,500(6)	—	—	0.00013810	—
Fees to Be Paid	Equity	Ordinary Shares issuable on exercise of Warrants	Rule 457(g)	10,062,500(7)	$13.70(8)	$137,856,250.00	0.00013810	$19,037.95
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$359,843,060.44		$49,694.33
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$49,694.33

(1)
All securities being registered will be issued by newcleo plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the business combination described in the accompanying registration statement (the “Business Combination”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the registration statement to which this calculation of filing fee tables is attached as Exhibit 107.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00013810.

(4)
Represents the estimated number of ordinary shares of the Company with a nominal value of €0.01 (“Company Ordinary Shares”) to be issued, or issuable, by the Company, pursuant to the terms of the Business Combination Agreement, assuming no further redemptions of Class A ordinary shares, par value $0.0001 per share (“SPAC Class A Ordinary Shares”), of NewHold Investment Corp III, a Cayman Islands exempted company (“SPAC”), in connection with the closing of the Business Combination, in exchange for an equal number of SPAC Class A Ordinary Shares, consisting of (i) 19,201,220 SPAC Class A Ordinary Shares subject to possible redemption held by SPAC Public Shareholders and (ii) 1,016,158 SPAC Class A Ordinary Shares subject to Non-Redemption Agreements held by SPAC Public Shareholders (including 92,378 SPAC Class B Ordinary Shares forfeited by the Sponsor and assigned to the SPAC Public Shareholders in accordance with the Non-Redemption Agreements).

(5)
In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on the average of the high ($11.00) and low ($10.95) prices for the SPAC Class A Ordinary Shares on The Nasdaq Stock Market LLC (“Nasdaq”) as of July 2, 2026.

(6)
Represents the number of warrants of the Company (“Company Warrants”) to purchase Company Ordinary Shares to be issued by the Company pursuant to the terms of the Business Combination Agreement, in exchange for an equal number of SPAC Public Warrants.

(7)	Represents the Company Ordinary Shares underlying the Company Warrants in (6) above.

(8)
In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on the sum of (a) the average of the high ($2.25) and low ($2.15) prices for the SPAC Public Warrants on the Nasdaq as of July 2, 2026 and (b) $11.50, the exercise price of the SPAC Public Warrants, resulting in a combined maximum offering price per warrant of $11.5501. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Company warrants has been allocated to the underlying Company Class A Ordinary Shares and such Company Class A Ordinary Shares are included in the registration fee.

(9)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of $221,986,810.44 of the Company Ordinary Shares being registered was calculated as (i) the product obtained by multiplying (1) $10.98, the average of the high and low sales prices for the SPAC Class A Ordinary Shares on Nasdaq as of July 2, 2026, and (2) 20,217,378, the estimated maximum number of Company Ordinary Shares issuable in exchange for an equal number of SPAC Class A Ordinary Shares in connection with the closing of the Business Combination.